SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2008

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-141568	20-8468508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Yingu Plaza, 9 Beisihuanxi Road, Suite 1708
Haidian District, Beijing 100080 PRC
(Address of Principal Executive Offices)

+86 10 82525301
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's pro forma financial statements and the related notes that will be filed herein.

In this Form 8-K, references to “we,” “our,” “us,” “our company,” or the “Registrant” refer to China Advanced Construction Materials Group, Inc., a Delaware corporation.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on October 6, 2008, the Board of Directors and majority shareholders appointed Mr. Jeremy Goodwin as a member of our Board of Directors.

Jeremy Goodwin, Director

Mr. Goodwin has been appointed as a member of our Board of Directors as of October 6, 2008. He has extensive experience in finance advising multi-national and Asian companies on key corporate initiatives such as M&A, debt and equity financing, restructuring, privatization and business expansion. Since 2006, Mr. Goodwin has been Managing Partner of 3G Capital Partners, a corporate finance advisory firm, and was a Vice President of Global Capital Group Enterprises, from 2002 to 2005 where he and his team advised target Changzhou Xingrong Copper on its $20 million sale to Mueller Industries, Inc. (NYSE: MLI).

From 1999 to 2001, Mr. Goodwin was with the ING Beijing Investment arm of Baring Private Equity Partners in Hong Kong. In addition, from 1997 to 1998, Mr. Goodwin worked at ABN Amro in Beijing, where he assisted notable clients such as Royal Dutch Shell Oil and Beijing Capital International Airport with its listing on the Hong Kong stock exchange. Mr. Goodwin began his career at Mees Pierson Investment Finance S.A., a Geneva based investment fund private placement firm. He earned a Bachelor of Science degree from Cornell University and is fluent in Mandarin.

Director Agreement

On October 3, 2008, we entered into a one year director agreement (the “Agreement”) with Mr. Goodwin in connection with his service as a member of our board of directors, subject to a third party background check. In addition to Mr. Goodwin’s duties on the Board, he has also agreed to assist the Company with any roadshows and facilitate the Company’s relationship with the investor relations firm. The Agreement provides for a monthly fee of $3,500 and stock options to purchase a total of 50,000 shares of the Company’s common stock at an exercise price of $2.90 per share. The options shall vest according to the following schedule provided that Mr. Goodwin maintains his position on the Board at the time of vesting:

•	12,500 shares shall vest and become exercisable three months from the date of the Agreement;
•	12,500 shares shall vest and become exercisable six months from the date of the Agreement;
•	12,500 shares shall vest and become exercisable nine months from the date of the Agreement; and
•	12,500 shares shall vest and become exercisable twelve months from the date of the Agreement.

A copy of this Agreement is included in this Current Report as Exhibit 10.1.

Item 9.01 Financial Statement and Exhibits.

(d)	EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description

10.1	Director Agreement with Jeremy Goodwin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

Date: October 7, 2008	By:	/s/ Xianfu Han
Xianfu Han
Chief Executive Officer